EXHIBIT 10.4
BOB EVANS FARMS, INC.
NON-COMPETITION AND CONFIDENTIALITY POLICY
Amended and Restated June 19, 2015

This Non-Competition and Confidentiality Policy (the “Policy”) is amended and restated as of June 19, 2015, and continues to effective as to officers of Bob Evans Farms, Inc., a Delaware corporation, or an officer of a subsidiary (collectively the “Company”).
WHEREAS, an officer subject to this Policy (“Employee”) is in a position with respect to which Employee has or will have access to confidential and proprietary information of the Company;
WHEREAS, the Company believes that the confidential and proprietary information of the Company is extremely important to the success of the Company, and Employee understands and agrees that the Company is willing for Employee to have access or continued access to such information, subject to and in consideration of the agreements of Employee set forth in this Policy regarding confidentiality, non-competition, non-solicitation and related matters.
WHEREAS, Employee has been informed that the Company requires, as a condition of employment or continued employment, that the Employee be bound by the terms of this Policy in order to protect the Company’s business interests;
NOW THEREFORE, in consideration of (i) Employee’s employment or continued employment with the Company, (ii) the payment of Employee’s base salary and the granting of incentive compensation to Employee; (iii) the receipt by Employee of Confidential Information of the Company, as well as (iv) other good and valuable consideration provided by the Company to Employee, Employee are bound by the terms of this Policy.
1.Confidential Information. Except as otherwise required by applicable law, Employee expressly agrees to keep and maintain Confidential Information confidential and not, at any time during or subsequent to the Employee’s employment with the Company or any subsidiary or affiliate of the Company, to use any Confidential Information for the Employee’s own benefit or to divulge, disclose or communicate any Confidential Information to any person or entity in any manner except (a) to employees or agents of the Company or any subsidiary or affiliate of the Company that need the Confidential Information to perform their duties on behalf of the Company or any subsidiary or affiliate of the Company or (b) in the performance of the Employee’s duties to the Company. Employee also agrees to notify the Company promptly of any circumstance Employee believes may legally compel the disclosure of Confidential Information and to give said notice to the Company before disclosing any Confidential Information.
Non-Competition. Employee covenants and agrees that during his or her employment and for a period listed on Exhibit A following the Employee’s termination from employment (the “Restricted Period”), the Employee shall not, without the prior written consent of the Company, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, officer, director, member, manager or through any other kind of ownership (other than ownership of securities of publicly held corporations of which the Employee owns less than three percent of any class of outstanding securities), membership, affiliation, association, or in any other representative or individual capacity, engage in or render, or agree to engage in or render, any services to any Competing Business. For purposes of this Policy, “Competing Business” shall mean any business in North America that (a) is engaged in the (i) family dining restaurant industry or (ii) casual dining restaurant industry; but each of (i) and (ii) shall only be considered to be a “Competing Business” to the extent that the Company is actively engaged in the respective restaurant industry, or the Company has taken substantial steps towards being actively engaged in the respective restaurant industry, at the time of

Employee’s termination of employment; (b) offers products that compete with products offered by the Company or any of its affiliates; (c) offers products that compete with products the Company or its affiliates have taken substantial steps toward launching during the Employee’s employment with the Company; or (d) is engaged in a line of business that competes with any line of business that the Company or its affiliates are operating in, or have taken substantial steps to begin operating in, determined at the time of Employee’s termination of employment. During the Restricted Period following the Employee’s separation from employment with the Company, the Employee may request, in writing, the approval of the Company to provide services to a Competing Business in a capacity that is unrelated to the business and products of the Company or any subsidiary or affiliate of the Company and that will not result in the unauthorized use or disclosure of Confidential Information to which the Employee had access by virtue of his or her employment with the Company. The Employee agrees to provide any information the Company deems necessary to make this determination, and the Company shall not unreasonably withhold its approval.
2.Non-Solicitation. The Employee agrees that during his employment and during the one-year period following his or her Termination, he or she shall not, either directly or indirectly, on his or her own behalf or in the service or on behalf of others: (i) solicit or divert, or attempt to solicit or divert any person then employed by the Company or any subsidiary or affiliate of the Company; or (ii) hire or attempt to hire any person then employed by the Company or any subsidiary or affiliate of the Company as an officer, Region Coach, Head Coach, Area Coach, or Market Coach, or similar positions.
3.Non-Disparagement. The Employee agrees that he or she shall not make or publish any statement (orally or in writing) that becomes or reasonably could be expected to become publicly known or otherwise impact the Company’s business, or instigate, assist or participate in the making or publication of any such statement, which would libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) the Company, any subsidiary or affiliate of the Company or their officers, directors and employees, or any person affiliated with the Company, or the reputations of any of its past or present shareholders, officers, directors, agents, representatives and employees, unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying the Company in advance of such subpoena or court order.
4.Certain Remedies. In recognition of the fact that a breach by Employee of any of the provisions of this Agreement will cause irreparable and continuing damage to the Company for which monetary damages alone will not constitute an adequate remedy, the Company shall be entitled as a matter of right (without being required to prove damages or furnish any bond or other security) to obtain a restraining order, an injunction, an order of specific performance, or other equitable or extraordinary relief from any court of competent jurisdiction restraining any further violation of such provisions by Employee or requiring Employee to perform his or her obligations hereunder. Such right to equitable or extraordinary relief shall not be exclusive but shall be in addition to all other rights and remedies to which the Company may be entitled at law or in equity, including without limitation the right to recover monetary damages for the breach of any of the provisions of this Policy.
5.Legitimate Business Interests. Employee further agrees, acknowledges and understands that there are significant business reasons for entering into this Policy and that this Policy is necessary to protect legitimate business interests of the Company.
6.Reformation. If any provision of this Policy should ever be adjudicated to exceed the time, geographic limitations or other scope of restriction permitted by applicable law, then such provision shall be deemed reformed to the maximum time, geographic limitations or other scope of restriction permitted by applicable law. In the event any provision of this Policy is held to be unenforceable for any reason, the remaining provisions of this Policy shall not be affected thereby. The amendment and restatement of this

Policy from time to time by the Company shall not impact the enforceability of these or prior provisions contained in prior versions of the Policy.
7.Choice of Law. The validity, construction and interpretation of this Policy and the rights and duties of the parties hereto shall be governed by the laws of Ohio.
8.Choice of Forum. Any actions or proceedings instituted under this Policy with respect to any matters arising under or related to this Policy, shall be brought and tried only in courts located in the State of Ohio and by entering into this Policy, Employee consents to the jurisdiction of both the federal and state court systems in Ohio. Employee expressly waives his right to cause any such actions or proceedings to be brought or tried elsewhere.
9.Successors and Assigns. This Policy shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, but not limited to, any entity which may acquire all or substantially all of the Company’s assets and business or into which the Company may be consolidated or merged. The rights of the Employee may not be assigned or otherwise transferred nor may the obligations of the Employee be delegated.
10.Waiver. In the event any obligation, agreement or covenant contained in this Policy should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach whatsoever.
11.NO EMPLOYMENT AGREEMENT. THIS POLICY IS NOT, AND SHALL NOT BE DEEMED TO BE, AN EMPLOYMENT AGREEMENT THAT OBLIGATES THE COMPANY TO EMPLOY EMPLOYEE, OR OBLIGATES EMPLOYEE TO CONTINUE IN THE COMPANY’S EMPLOYMENT, FOR ANY TERM WHATSOEVER. UNLESS THERE IS A SEPARATE, WRITTEN EMPLOYMENT CONTRACT BETWEEN EMPLOYEE AND THE COMPANY, EMPLOYEE IS AN “AT WILL” EMPLOYEE OF THE COMPANY AND THE CONTINUATION OF EMPLOYEE’S EMPLOYMENT BY THE COMPANY IS SUBJECT TO THE RIGHT OF THE COMPANY TO TERMINATE SUCH EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.
12.No Reliance. Employee represents and warrants to the Company that no promise or inducement for this Policy has been made to Employee expect as set forth herein; and this Policy is executed by Employee freely and voluntarily, and without reliance upon any statement or representation by the Company, or any of the Company’s attorneys, employees or agents except as expressly set forth herein.
13.Other Agreements. This Policy, and the restrictions on Employee contained herein, are in addition to any other agreements, covenants and restrictions between the parties relating to the subject matter hereof. Employees who are licensed to practice law and are employed by the Company to practice law on behalf of the Company (“Legal Personnel”) are prohibited by the State of Ohio’s constitution, ethical canons and the disciplinary rules from entering into restrictive covenants limiting them from competition. The Company requires Legal Personnel who are officers to sign confidentiality agreements instead of non-compete agreements. No Legal Personnel shall be deemed to be in breach of any Company rule or policy for not having signed an non-compete agreement.
14.Definition. Whenever used herein, the following term shall have the following meaning unless a different meaning is clearly intended:
14.1    “Confidential Information” means any and all confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including without limitation: trade secrets (as defined by the laws of the State of Ohio); business plans; financial information; accounting data; employment or employee-related information; marketing plans and information; sales information (including sales records, plans and projections); pricing information; supplier and customer (current and prospective) information; product information (including new products, recipes, formulas and samples); information related to the siting of new or existing restaurants; information related to the design or construction of the Company’s restaurants or plants; manufacturing processes; hiring and recruitment information; all information relating to the Company’s goods and services; research and development information; legal information (including legal issues, cases and strategies) or other information, technology, data and materials, disclosed verbally or in writing by the Company or any subsidiary or affiliate of the Company to an Employee. “Confidential Information” does not include information that is or becomes generally available to the public, other than through disclosure by an Employee.
15.Notification. Employee agrees that the Company may notify any person or entity employing Employee or evidencing an intention to employ Employee of the existence and provisions of this Policy.
16.Acknowledgement. Employee understands and agrees that his or her acknowledgement and agreeing to be bound by the terms of the Policy may be completed by: (a) the Employee either in a written acknowledgement signed by the Employee to this Plan; (b) or through the receipt of base salary or a grant or award of bonus or incentive compensation referencing this Plan, or (c) by Employee’s acknowledgement and agreeing to be bound with a digital, electronic, or “click to agree” method pursuant to a computer terminal and software. Employee agrees that acknowledging by means of a digital, electronic, or “click to agree” signature, that Employee is bound by the terms of the Policy the same as if Employee signed the acknowledgement in writing, and that the Company has the right to rely upon Employee’s a digital, electronic, or “click to agree” signature.

EXHIBIT A
BOB EVANS FARMS, INC.
NON-COMPETITION AND CONFIDENTIALITY POLICY

Class A: Restricted Period: 18 Months
Bob Evans Farms, Inc.

•	Chief Financial Officer

•	Chief Accounting Officer

•	Executive Vice President

•	Senior Vice President

•	Chief Information Officer

•	Treasurer

Bob Evans Farms, LLC

•	President

•	Executive Vice President

•	Senior Vice President

BEF Foods, Inc.

•	President

•	Executive Vice President

•	Senior Vice President

Class B: Restricted Period: 12 Months
Bob Evans Farms, Inc.

•	Vice President

BEF Management, Inc.

•	Vice President

Bob Evans Farms, LLC

•	Vice President

BEF Foods, Inc.

•	Vice President